Exhibit 99.1

Harbor Custom Development, Inc. Announces Pricing of $36 Million Public Offering

of Convertible Preferred Shares & Warrants

Gig Harbor, Washington, October 4, 2021 – Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) (“Harbor,” “Harbor Custom Homes®,” or the “Company”), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced the pricing of its underwritten public offering (the “Offering”) of 2,400,000 shares of 8.0% Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) and 12,000,000 warrants to each purchase one share of common stock (“Warrants”). Each share of Series A Preferred Stock will be accompanied by five Warrants. Each share of Series A Preferred Stock and accompanying five Warrants is being offered at a price of $15.00. The shares of Series A Preferred Stock and Warrants will be issued separately but can only be purchased together in this Offering. Harbor Custom Development, Inc. has granted the underwriters a 45-day option to purchase up to 360,000 additional shares of Series A Preferred Stock and/or 1,800,000 additional Warrants solely to cover over-allotments, if any.

Each share of Series A Preferred Stock is convertible into common shares at a conversion price of $4.50 per common share, or 5.556 common shares, at any time at the option of the holder, subject to certain customary adjustments. The Warrants are exercisable immediately, have an exercise price of $2.97 per share and expire five years from the date of issuance. If the trading price of Harbor Custom Development, Inc.’s common stock equals or exceeds $7.65 per share for at least 20 trading days in any 30 consecutive trading day period, the Company can call for mandatory conversion of the Series A Preferred Stock. Dividends on the Series A Preferred Stock shall be cumulative and paid monthly in arrears starting July 20, 2021, to the extent declared by the board of directors of the Company. The Series A Preferred Stock will not be redeemable for a period of three years from June 9, 2021, except upon a change of control of the Company.

The Offering is expected to close on October 7, 2021, subject to the satisfaction of customary closing conditions. The Warrants will begin trading on The Nasdaq Capital Market on October 5, 2021 under the symbol “HCDIZ.”

ThinkEquity is acting as sole book-running manager for the Offering.

A registration statement on Form S-1 (File No. 333-259465) relating to the offer and sale of the securities referred to herein was filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, (the “Securities Act”), and was declared effective by the SEC on October 4, 2021 and a related registration statement on Form S-1 was filed pursuant to Rule 462(b) of the Securities Act to increase the size of the Offering set forth in the earlier effective registration statement on Form S-1. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; Austin, Texas and Punta Gorda, Florida. Harbor has active or recently sold-out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, Belfair, Allyn, Port Orchard, Lacey, Burien, Yelm and Blaine in the state of Washington. In addition, Harbor has acquired land and will begin constructing homes in three new markets. In the Sacramento metro market, Harbor will be constructing homes in completed subdivisions in both Rocklin and Auburn, California. In the Austin metro market, Harbor has acquired developed lot inventory in Dripping Springs, Driftwood, and Horseshoe Bay, Texas. The Company recently acquired property in Punta Gorda, Florida, and plans to begin construction of oceanfront condominiums there in 2022. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the completion of the Offering, the amount of proceeds, the listing of the Company’s securities and the Company’s future operational plans. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, including under the heading “Risk Factors” in the Company’s registration statement on Form S-1. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-0974